Exhibit 10.5

LKQ CORPORATION

AMENDED AND RESTATED
STOCK OPTION AND COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

The Board of Directors of LKQ Corporation adopted on June 5, 2003 the Stock Option and Compensation Plan for Non-Employee Directors (the “Plan”), and the stockholders of LKQ Corporation approved the Plan on September 10, 2003.  The Plan was subsequently amended on March 3, 2005; December 15, 2005; March 5, 2007; October 12, 2007; and November 5, 2008.

1.                                       Statement of Purpose.  The purpose of this Stock Option and Compensation Plan for Non-Employee Directors (the “Plan”) is to benefit LKQ Corporation (the “Company”) and its subsidiaries by offering its non-employee directors a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company.

2.                                       Administration.  The Plan shall be administered by the board of directors of the Company (the “Board of Directors”), whose interpretation of the terms and provisions of the Plan and whose determination of matters pertaining to options granted under the Plan shall be final and conclusive.

3.                                       Eligibility.  Only current directors of the Company who are not officers or employees of the Company shall be entitled to receive options or compensation under the Plan (each such individual receiving options granted or compensation paid under the Plan is referred to herein as a “Director” and each person entitled to exercise an option granted under the Plan is referred to herein as an “Optionee”).

4.                                       Granting of Options; Annual Compensation.

(a)(i)        [intentionally left blank]

(ii)           [intentionally left blank]

(iii)          Each Director shall receive annual compensation of $110,000 payable (at the election of such Director) in cash, in shares of the Common Stock (rounded up to the nearest whole share), or in a combination of cash and such shares, in equal quarterly installments of $27,500 on the last day of each quarter (March 31, June 30, September 30 and December 31), provided such Director continues to be eligible at the time of such payment under the terms of Paragraph 3 of this Plan.  In addition, each Director who serves as a member of the Audit Committee, Compensation Committee or Governance/Nominating Committee of the Board of Directors shall receive annual compensation of $6,000 for each committee on which such Director serves payable (at the election of such Director) in cash, in shares of the Common Stock (rounded up to the nearest whole share), or in a combination of cash and such shares,  in equal quarterly installments of $1,500 on the last day of each quarter (March

31, June 30, September 30 and December 31),  provided such Director continues to be eligible at the time of such payment under the terms of Paragraph 3 of this Plan and continues to serve as a member of the Audit Committee, Compensation Committee or Governance/Nominating Committee of the Board of Directors.  If such Director elects to receive the Common Stock as described in this Paragraph 4(a)(iii), the per share value of Common Stock shall equal the fair market value on the respective payment date (or, if the payment date is not a trading date, on the first trading date immediately preceding the payment date), which shall be the average of the highest and lowest sales prices of the Common Stock reported on the principal national stock exchange on which it is listed or quotation service on which it is listed (as reported in The Wall Street Journal) on the respective payment date.  Such election must be made prior to the start of the calendar year in which the compensation described in this Paragraph 4(a)(iii) is to be paid.

The aggregate number of shares which shall be available to be so optioned or otherwise issued under the Plan shall be 1,000,000 shares.  Such number of shares, and the number of shares subject to options outstanding under the Plan, shall be subject in all cases to adjustment as provided in Paragraph 10 hereof.  Options granted under the Plan are intended not be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)           No options shall be granted under the Plan subsequent to the tenth anniversary of the adoption of the Plan.  In the event that an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a cancelled option).  Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

(c)           Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any Director any right to continue serving as a director of the Company or interfere in any way with the right of the Board of Directors or stockholders of the Company to remove such Director pursuant to the certificate of incorporation or bylaws of the Company or pursuant to applicable law.

5.                                       Option Price.  Except with respect to those options granted under the terms of Paragraph 4(a)(i) hereof and subject to the adjustment in Paragraph 10 hereof, the option price for all options granted under this Plan shall be the fair market value of the shares of Common Stock subject to the option on the date of the grant of such option.  For purposes of this Paragraph 5, “fair market value” shall be the average of the highest and lowest sales prices of the Common Stock reported on the Nasdaq National Market (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on the date the option is granted (or, if the date of grant is not a trading date, on the first trading date immediately preceding the date of grant).  In the event that the Common Stock is not listed or quoted on the Nasdaq National Market or any other national stock exchange, the fair market value of the shares of Common Stock for all purposes of this Plan shall be reasonably determined by the Board of Directors.

6.                                       Duration of Options and Increments.  Subject to the provisions of Paragraph 8 hereof, each option shall be for a term of ten years.  Each option shall become exercisable with respect to all of the shares subject to the option six months after the date of its grant.

7.                                       Exercise of Option.

(a)           An option may be exercised by giving written notice to the Secretary of the Company, specifying the number of shares to be purchased.  The option price for the number of shares of Common Stock for which the option is exercised shall become immediately due and payable; provided, however, that in lieu of cash an Optionee may, with the approval of the Board of Directors, exercise his or her option by (i) delivering a promissory note in accordance with the terms of the Plan and in a form specified by the Company; (ii) tendering to the Company shares of Common Stock owned by him or her and with the certificates therefor registered in his or her name, having a fair market value equal to the cash exercise price of the shares being purchased; or (iii) delivery of an irrevocable written notice instructing the Company to deliver the shares of Common Stock being purchased to a broker selected by the Company, subject to the broker’s written guarantee to deliver the cash to the Company, in each case equal to the full consideration of the exercise price of the shares being purchased.  For this purpose, the per share value of Common Stock shall be the fair market value on the date of exercise (or, if the date of exercise is not a trading date, on the first trading date immediately preceding the date of exercise), which shall be the average of the highest and lowest sales prices of the Common Stock reported on the Nasdaq National Market (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on such date.

(b)           If at any time an Optionee is required to pay an amount required to be withheld under applicable income tax or other laws in connection with the exercise of an option in order for the Company to obtain a deduction for federal and state income tax purposes, the Company shall withhold shares of Common Stock having a value equal to the amount required to be withheld.  The value of the shares to be withheld or delivered shall be based on the fair market value of the shares of Common Stock on the date of exercise, which shall be the average of the highest and lowest sales prices of the Common Stock reported on the Nasdaq National Market (or on the principal stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on the date of exercise.

(c)           At the time of any exercise of any option, the Company may, if the Company shall determine it necessary or desirable for any reason, require the Optionee (or his or her heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution.  In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his or her exercise of part or all of the option and a stop order may be placed with the transfer agent for the Common Stock.  Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

8.                                       Cessation of Board Membership - Exercise Thereafter.  In the event that an Optionee ceases to be a director of the Company for any reason, such Optionee shall have five years from the date such Optionee ceased to be a director of the Company to exercise those options owned by such Optionee which were exercisable as of the date of such cessation, but in no event shall such options be exercisable after the initial term of such options as set forth in Paragraph 6 hereof shall have expired.

9.                                       Non-Transferability of Options.  No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each option shall be exercisable during an Optionee’s lifetime only by the Optionee or by the Optionee’s legal representative.

10.                                 Adjustment.  The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows:  (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or legal entity there shall be substituted, on an equitable basis as determined by the Board of Directors, for each share of Common Stock then subject to the Plan and for each share of Common Stock then subject to an option granted under the Plan, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan and to each share of Common Stock then subject to an option granted under the Plan.  In the event of any such adjustment, the option price per share of Common Stock shall be proportionately adjusted.

11.                                 Amendment of the Plan.  The Board of Directors of the Company or any authorized committee thereof may amend or discontinue the Plan at any time, provided, however, that the Plan may not be amended more than once every six months except to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations under each, and provided further, that no such amendment or discontinuance shall (a) without the consent of the Optionee change or impair any option previously granted, or (b) without the approval of the holders of a majority of the shares of Common Stock which vote in person or by proxy at a duly held stockholders’ meeting, (i) increase the maximum number of shares which may be purchased by all eligible directors pursuant to the Plan, (ii) change the purchase price of any option, or (iii) change the option period or increase the time limitations on the grant of options.

12.                                 Effective Date.  The Plan is effective as of September 10, 2003.